
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the unaudited condensed consolidated financial statements of
T. Rowe Price Realty Income Fund III, America's
Sales-Commission-Free Real Estate Limited Partnership included in the accompanying Form 10-K for the year ended December 31, 1996 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000805298
<NAME> T. ROWE PRICE REALTY INCOME FUND III, AMERICA'S
SALES-COMMIS

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-START>                             JAN-01-1996
<PERIOD-END>                               DEC-31-1996
<CASH>                                       2,468,000
<SECURITIES>                                         0
<RECEIVABLES>                                  576,000
<ALLOWANCES>                                   131,000
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0<F1>
<PP&E>                                      31,780,000
<DEPRECIATION>                               1,059,000
<TOTAL-ASSETS>                              33,952,000
<CURRENT-LIABILITIES>                                0<F1>
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                  32,846,000<F2>
<TOTAL-LIABILITY-AND-EQUITY>                33,952,000
<SALES>                                              0
<TOTAL-REVENUES>                             6,280,000
<CGS>                                                0
<TOTAL-COSTS>                                7,004,000
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                906,000
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            906,000
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   906,000
<EPS-PRIMARY>                                        0<F3>
<EPS-DILUTED>                                        0

<F1>Not contained in registrant's unclassified balance sheet.
<F2>Partners' capital.
<F3>Not applicable.  Net income per limited partnership unit is
$3.54.